Exhibit 99.1
FOR IMMEDIATE RELEASE
Julia Hallisey
Investor Relations
Tel: +1-203-504-1063
Aircastle to Present at Next Generation Equity Research Airline Conference
on December 9, 2009
Stamford, CT. December 7, 2009 — Aircastle Limited (NYSE: AYR) today announced that Ron Wainshal, Chief Executive Officer, and Mike Inglese, Chief Financial Officer, are scheduled to present at the Next Generation Equity Research Airline Conference on Wednesday, December 9, 2009 at 3:30 P.M. Eastern Time in New York.
A live webcast of the presentation and slides will be available to the public on the Investors section of Aircastle’s website at www.aircastle.com. Please allow extra time prior to the presentation to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the presentation will also be available on the company’s website for one year.
About Aircastle Limited
Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. As of September 30, 2009 Aircastle’s aircraft portfolio consisted of 128 aircraft and had 60 lessees located in 34 countries.
For more information regarding Aircastle and to be added to our email distribution list, please visit www.aircastle.com.